Exhibit 16.1 Letter from The Blackwing Group, LLC, dated December 30, 2009, to the Securities and Exchange Commission regarding statements included in this Form 8-K

Exhibit 16.1

THE BLACKWING GROUP, LLCD

ACCOUNTANTS AND ADVISORS

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PCAOB REGISTERED

12/30/2009

U. S. Securities and Exchange Commission

450 Fifth Street NW

Washington, D.C. 20549

RE: Western Lucrative Enterprises, Inc.

Dear Sirs:

We were previously the principal auditors for Western Lucrative Enterprises, Inc. and we reported on the financial statements of Western Lucrative Enterprises, Inc. for the period from inception, July 15, 2008 to July 22, 2008. We have read Western Lucrative Enterprises, Inc.'s statements under Item 4 of its Form 8-K, dated December 30, 2009, and we agree with such statements.

For the most recent fiscal period through to December 30, 2009, there have been no disagreements between Western Lucrative Enterprises, Inc. and The Blackwing Group, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of The Blackwing Group, LLC would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours Truly,

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The Blackwing Group, LLC